Exhibit 10.34
ADDENDUM 1
This Addendum 1 becomes part of the Xcelerate Partner Agreement (the “Agreement”), dated July 2, 2001, between NSI and Sunbelt Software Distribution Inc.
Whereas, NSI and VAR wish to modify certain provisions regarding the marketing rebate, the Xcelerate! Partner Agreement shall be modified as follows:
The following language should be added to the end of Schedule B, Clause 3:
(c)	If VAR becomes a certified NSI trainer and VAR schedules, publishes, and conducts NSI Customer Training classes, the VAR is entitled to an Additional * off of the then current list price for all Licensed Programs listed.

(d)	VAR can earn an additional * off of the then current list price for all Licensed Programs listed if the VAR, *, advertises NSI in the VAR’s W2Knewsletter.
Whereas, NSI and VAR wish to modify certain provisions regarding Marketing Rebate requirements, the Xcelerate Partner Agreement shall be modified as follows:
Schedule B, Clause 4 should be revised to read, “The Aggregate Dollar Value Committed for the period of January 1, 2001 through December 31, 2001 is *. The Aggregate Dollar Value Committed for the period of January 1, 2002 through June 30, 2002 is *.
The following should be added to the end of Schedule B, Clause 6: “During the Period of January 1, 2001 and June 30, 2001, the VAR has exceeded the annual Aggregate Dollar Value committed, thus within * after the effective date of this Agreement, VAR will receive a check for * of the Aggregate Dollar Value earned between January 1, 2001 and June 30, 2001.
Within * after the end of the July 2, 2001 through September 30, 2001 quarter, VAR will receive a Rebate check for * of the Aggregate Dollar Value earned during that quarter.
Within * after the end of the October 1, 2001 through December 31, 2001 quarter, VAR will receive a Rebate check for * of the Aggregate Dollar Value earned during that quarter.
To earn a Rebate check for the last two quarters of this Agreement (January 1, 2002 through March 31, 2002 and April 1, 2002 through June 30, 2002) the VAR must meet or exceed their committed forecast as indicated in Schedule B, Clause 4.as modified above.

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Whereas, NSI and VAR wish to add certain provisions regarding Downloads of NSI Evaluation Software, the Xcelerate! Partner Agreement shall be modified as follows:
The following language shall be added to end of Section 3:
“(n) Evaluation Software. VAR remove the capabilities for Customers and Prospects to download NSI Evaluation software from the VAR’s website or from its Customer’s website.”
The following language shall be added to the end of Section 5:
“(i) Return on Investment Sales Tool: NSI shall provide VAR with a ROI tool which shall be used by VAR in their sales cycle.”

Network Specialists Inc.		Sunbelt Software Distribution Inc.

Date: 7/30/01		Date: 8/02/01

Signature:	/s/ Scott Meyers	Signature:	/s/ Stu Sjouwerman

Print Name: Scott Meyers		Print Name: Stu Sjouwerman

Title: VP		Title: Pres.

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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